                                                                    Exhibit 3.16

                       AGREEMENT OF LIMITED PARTNERSHIP

                                      OF

                         FRONTIERVISION HOLDINGS, L.P.


         This Agreement of Limited Partnership of FrontierVision Holdings, L.P. is entered into by and between FrontierVision Partners, L.P., a Delaware limited partnership (the "General Partner"), and FrontierVision Holdings, LLC, a Delaware limited liability company, as limited partner (the "Limited Partner").

         The General Partner and the Limited Partner hereby form a limited partnership pursuant to and in accordance with the Delaware Revised Uniform Limited Partnership Act (6 Del.C. (S)(S)17-101, et seq.) (the "Act"), and hereby
                           ------               -- ---
agree as follows:

         1. Name. The name of the limited partnership formed hereby is
            ----
FrontierVision Holdings, L.P. (the "Partnership").

         2. Purpose. The Partnership is organized for the object and purpose of,
            -------
and the nature of the business to be conducted and promoted by the Partnership is, serving as the general partner of FrontierVision Operating Partners, L.P., a Delaware limited partnership, and acquiring, investing in, disposing of, operating, managing and financing, directly or indirectly, cable television and communications systems and engaging in any and all activities necessary, desirable or incidental to the foregoing, including, without limitation, the issuance of such debt or equity securities as the Partnership may determine to issue from time to time.

         3. Registered Office. The registered office of the Partnership in the
            -----------------
State of Delaware is c/o The Prentice-Hall Corporation System, Inc., 1013 Centre Road, Wilmington, New Castle County, Delaware 19805.

         4. Registered Agent. The name and address of the registered agent of
            ----------------
the Partnership for service of process on the Partnership in the State of Delaware is The Prentice-Hall Corporation System, Inc., 1013 Centre Road, Wilmington, New Castle County, Delaware 19805.

         5. Partners. The names and mailing addresses of the General Partner and
            --------
the Limited Partner are as follows:


            General Partner
            ---------------

            FrontierVision Partners, L.P.
            1777 South Harrison Street, Suite P200
            Denver, Colorado 80210

            Limited Partner
            ---------------

            FrontierVision Holdings, LLC
            1777 South Harrison Street, Suite P200
            Denver, Colorado 80210

         6. Powers. The powers of the General Partner include all powers,
            ------
statutory and otherwise, possessed by general partners under the laws of the State of Delaware.

         7. Term. The Partnership shall dissolve, and its affairs shall be wound
            ----
up either (i) on June 30, 2008 or (ii) at such earlier time as (a) all of the partners of the Partnership approve in writing; (b) the Partnership sells or otherwise disposes of its interest in all or substantially all of its property;
(c) an event of withdrawal of the General Partner has occurred under the Act; or
(d) an entry of a decree of judicial dissolution has occurred under (S)(S)17-802 of the Act.

         8. Capital Contributions. The partners of the Partnership have
            ---------------------
contributed the following amounts, in cash, and no other property, to the
Partnership:

         General Partner
         ---------------

         FrontierVision Partners, L.P.                          $99.90

         Limited Partner
         ---------------

         FrontierVision Holdings, LLC                         $    .10


         9.  Additional Contributions. Each partner of the Partnership may, but
             ------------------------
is not required to, make additional capital contributions to the Partnership.

         10. Allocation of Profits and Losses. The Partnership's profits and
             --------------------------------
losses shall be allocated in proportion to the capital contributions of the partners of the Partnership.

         11. Distributions. At the time determined by the General Partner, but
             -------------
at least once during each fiscal year of the Partnership, the General Partner shall, to the extent not prohibited by any financing arrangements to which the Partnership is then subject, cause the Partnership to distribute any cash held by it which is not reasonably necessary for the operation of the Partnership. Cash available for distribution shall be distributed to the partners of the Partnership in the same proportion as their then capital account balance.

         12. Assignments. The Limited Partner may assign all or any part of its
             -----------
partnership interest in the Partnership only with the consent of the General Partner. The Limited Partner has no right to grant an assignee of its partnership interest in the Partnership the right to become a substituted limited partner of the Partnership.

         13. Withdrawal. Except as provided in the following Section 14, no
             ----------
right is given to any partner of the Partnership to withdraw from the Partnership.

         14. Additional Partners.
             -------------------

             (a) Without the approval of the Limited Partner, the General Partner may admit additional limited partners to the Partnership. The General Partner may admit an assignee of the Limited Partner's partnership interest in the Partnership as a substituted limited partner of the Partnership. The General Partner may admit one or more additional general partners, without the consent of the Limited Partner. Upon the admission of any additional limited partners or substituted limited partners to the Partnership, the Limited Partner shall withdraw from the Partnership and shall be entitled to receive forthwith the return of his capital contribution, without interest or deduction.

             (b) After the admission of any additional limited partners, substituted limited partners or additional general partners pursuant to this
Section 14, the Partnership shall continue as a limited partnership under the Act.
             (c) The admission of additional limited partners, substituted limited partners or additional general partners to the Partnership pursuant to this Section 14 shall be accomplished by the amendment of this Agreement of Limited Partnership and, if required by the Act, the filing of an appropriate amendment of the Partnership's Certificate of Limited Partnership in the office of the Secretary of State of the State of Delaware.

         15. Governing Law. This Agreement shall be governed by, and construed
             -------------
under, the laws of the State of Delaware, all rights and remedies being governed by said laws.

         IN WITNESS WHEREOF, the undersigned, intending to be bound hereby, have duly executed this Agreement of Limited Partnership as of the 29th day of August, 1997.

                                      GENERAL PARTNER:
                                      ---------------

                                      FRONTIERVISION PARTNERS, L.P.

                                      By:   FVP GP, L.P., its sole general
                                      partner

                                      By:   FrontierVision Inc., its sole
                                      general partner

                                      By: /s/ James C. Vaughn
                                         -----------------------------
                                          James C. Vaughn
                                          President


                                      LIMITED PARTNER:
                                      ---------------

                                      FRONTIERVISION HOLDINGS, LLC

                                      By:   FrontierVision Partners, L.P., its
                                      sole member

                                      By:   FVP GP, L.P., its sole general
                                      partner

                                      By:   FrontierVision Inc., its sole
                                      general partner

                                      By: /s/ James C. Vaughn
                                         -----------------------------
                                          James C. Vaughn
                                          President